EXHIBIT 21.1
INTERNATIONAL SHIPHOLDING CORPORATION
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2009

    Jurisdiction Under
    Which Organized
    ------------------------
International Shipholding Corporation (Registrant)                                                       Delaware

Waterman Steamship Corporation                                                                     New York
Sulphur Carriers, Inc.                                                                                    Delaware

Central Gulf Lines, Inc.                                                                                         Delaware
Enterprise Ship Company, Inc.                                                                   Delaware
Material Transfer, Inc.                                                                                 Delaware

CG Railway, Inc.                                                                                                    Delaware
RTI Logistics, L.L.C. (1)                                                                        Louisiana
Terminales Transgolfo, S.A. de C.V(2)                                               Mexico

Bay Insurance Company Limited                                                                        Bermuda

LCI Shipholdings, Inc.                                                                                          Marshall Islands
Cape Holding, Ltd.                                                                                        Cayman Islands
Dry Bulk  Cape Holding, Inc. (3)                                                          Panama
                        Dry Bulk Africa LTD. (3)                                                       British Virgin Islands
              Dry Bulk Australia LTD. (3)                                                            British Virgin Islands
              Dry Bulk Cedar LTD. (3)                                                                  British Virgin Islands
              Dry Bulk Fern LTD. (3)                                                                    British Virgin Islands
       Dry Bulk Oceanis LTD. (3)                                                             British Virgin Islands
       Dry Bulk Americas LTD. (3)                                                           British Virgin Islands
Gulf South Shipping Pte. Ltd.                                                                       Singapore
Marco Shipping Co. Pte. Ltd.                                                                        Singapore
Marco Ocean Pte. Ltd.                                                                            Singapore

N. W. Johnsen & Co., Inc.                                                                                      New York

East Gulf Shipholding, Inc.                                                                                     Marshall Islands

Resource Carriers, Inc.                                                                                             Delaware

LMS Shipmanagement, Inc.                                                                                     Louisiana
LMS Manila, Inc. (4)                                                                                         Philippines

MPV, Inc.                                                                                            Marshall Islands

Bulk Shipholding, Inc.                                                                                             Marshall Islands
       Oslo Bulk AS (5)                                                                                                Oslo, Norway

(1)	50% owned by CG Railway, Inc.
(2)	49% owned by CG Railway, Inc.
(3)	50% owned by Cape Holding, Ltd.
(4)	40% owned by LMS Shipmanagement, Inc.
   (5)  25% owned by Bulk Shipholding, Inc.

All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.